UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02. Unregistered Sales of Equity Securities

SIGNATURE

Item 3.02 Unregistered Sales of Equity Securities

On May 17, 2012, Oil States International, Inc (the “Company”), gave notice of the redemption of all of its outstanding 2 3/8% Contingent Convertible Senior Notes due 2025 (the “Convertible Notes”), totaling $174,990,000 in aggregate principal amount, on July 6, 2012 at a redemption price of 100% of the principal amount thereof plus accrued interest. The Convertible Notes were convertible by the holders thereof into shares of the Company’s common stock (“Common Stock”) at the conversion rate of 31.496 shares of Common Stock for each $1,000 principal amount of Convertible Notes converted. Rather than having their interests redeemed, on or prior to July 5, 2012, holders of $174,990,000 aggregate principal amount of the Convertible Notes converted their interests into 3,012,380 shares of Common Stock.

Set forth below is a chart that describes the aggregate principal amount of Convertible Notes converted on each conversion date and the resulting number of shares issued in connection with such conversions:

Conversion Date	Principal Amount of Convertible Notes Converted	Number of Shares of Common Stock Issued
July 24, 2012	$52,684,000	899,713
July 25, 2012	$47,917,000	824,036
July 26, 2012	$74,389,000	1,288,631
Total	$174,990,000	3,012,380

The shares of Common Stock were issued solely to former holders of the Convertible Notes upon conversion pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of Common Stock were exchanged by the Company with its existing security holders in accordance with the terms of the indenture governing the notes with no commission or other remunerations being paid or given for soliciting such an exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
(Registrant)

July 30, 2012	/s/ Bradley J. Dodson
(Date)	Bradley J. Dodson
Senior Vice President, Chief Financial Officer and Treasurer